SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                          July 21, 1998 (July 20, 1998)

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                                SIS BANCORP, INC.
               (exact name of registrant as specified in charter)

Massachusetts                        000-20809              04-3303264
(State or Other Jurisdiction         (Commission            (IRS Employer
of Incorporation)                    File Number)           Identification No.)


1441 Main Street
Springfield, Massachusetts                           01102
(address of principal office)                        (Zip Code)


                                 (413) 748-8000
              (Registrant's telephone number, including area code)


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Item 5: Other Events

     On July 20, 1998, SIS Bancorp, Inc. (the "Company") announced that it and Peoples Heritage Financial Group, Inc. ("PHFG") had entered into an Agreement and Plan of Merger, dated as of July 20, 1998 (the "Agreement"), which sets forth the terms and conditions pursuant to which the Company would be merged with and into Peoples Heritage Merger Corp., a wholly-owned subsidiary of PHFG (the "Merger"). The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of the Company (subject to certain exceptions) will be converted into the right to receive 2.25 shares of PHFG's common stock, plush cash in lieu of any fractional share interest. Consummation of the Merger is subject to a number of conditions, including, but not limited to, (i) the approval of the Agreement and the Merger by the shareholders of the Company and (ii) the receipt of requisite regulatory approvals.

     Pursuant  to  the  Agreement,  the  Company's  Massachusetts-based  banking subsidiary, Springfield Institution for Savings (d/b/a "SIS Bank"), will be merged into PHFG's Massachusetts-based banking subsidiary, Family Bank, FSB. It is PHFG's current intention to conduct business in the market areas in which Springfield Institution for Savings conducted business prior to such bank merger under the name "SIS Bank". The Company's other banking subsidiary, Connecticut-based Glastonbury Bank and Trust Company, will be held as a separate institution.

     Pursuant to the Agreement, one director of the Company will become a director of PHFG and F. William Marshall, Jr., the Company's President and Chief Executive Officer, will become an executive officer of PHFG and Vice Chairman of PHFG's Senior Management Committee.

     In connection with the Agreement, PHFG and the Company entered into a Stock Option Agreement, dated as of July 20, 1998, pursuant to which the Company granted PHFG an option (the "Option") to purchase up to 1,385,383 shares of the Company's common stock (subject to adjustment as set forth therein), which represents 19.9% of the Company's outstanding shares of common stock, at a purchase price of $44.00 per share (subject to adjustment as set forth therein). The Option will become exercisable upon the occurrence of certain events, as specified in the Stock Option Agreement, none of which has occurred as of July 20, 1998.

     The press release issued by PHFG and the Company with respect to the announcement of the transaction described herein is attached hereto as Exhibit
99.1 and is hereby incorporated herein by reference in its entirety.

Item 7: Financial Statements,  Pro Forma Financial Information and Exhibits

     (a)      Not applicable.

     (b)      Not applicable.

     (c) The following exhibit is included with this Report:

                      Exhibit 99.1      Press Release dated July 20, 1998







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Signatures:  Under the requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         SIS BANCORP, INC.

Dated: July 21, 1998                     By: /s/ F. William Marshall, Jr.
                                            -----------------------------
                                            F. William Marshall, Jr.
                                            President & Chief Executive Officer